UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2013

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On May 7, 2013, XcelMobility Inc. (the “Company”) entered into and consummated a Stock Purchase Agreement (the “Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd., a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of the Company (“CC Power”), Shenzhen Jifu Communication Technology Co., Ltd. a company organized under the laws of the People’s Republic of China (“Jifu”) the shareholders of Jifu set forth in the signature page to the Agreement (the “Jifu Shareholders”) and Hui Luo.

Jifu develops and distributes optical transmitters and receivers, electronic surveillance equipment, and other communications equipment. Jifu also engages in the purchase and sale of electronic products, network products, and communications equipment. In order to bolster its business, Jifu also engages in software research and development.

Pursuant to the terms and conditions of the Agreement, the Company will issue an aggregate of 27,000,000 shares of the Company’s common stock (the “Purchase Shares”) to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements (the “VIE Agreement”) with CC Power. CC Power will effectively own Jifu through the various conditions prescribed in the VIE Agreements. The Company will also grant 3,000,000 shares (the “Luo Shares”, together with the Purchase Shares, the “Shares’”) to Mr. Luo.

The Shares will be released to the Jifu Shareholders and Mr. Luo after the Company has reviewed Jifu’s audited financial statements for the year ended December 31, 2013. If Jifu has achieved net revenue of $4,000,000 for the year ended December 31, 2013 (the “Target”), then the Company will release the Shares to the Jifu Shareholders and Mr. Luo in their full respective amounts. If Jifu has not achieved the Target by the end of the calendar year, the Company will decrease the amount of shares of common stock issued to the Jifu Shareholders and Mr. Luo in accordance with a formula set forth in the Agreement and release the Shares to the Jifu Shareholders and Mr. Luo in their respective decreased amounts. The Agreement has been approved by the boards of directors of the Company, CC Power, and Jifu, and the Jifu Shareholders.

The Agreement includes customary representations, warranties and covenants of the Company, Jifu, the Jifu Shareholders and Mr. Luo made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement and are not intended to provide factual, business, or financial information about the Company, Jifu and the Jifu Shareholders. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company, Jifu and the Jifu Shareholders, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Agreement that were made to the other party in connection with the negotiation of the Agreement and generally were solely for the benefit of the parties to that agreement. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

Entrusted Management Agreement

Effective on May 7, 2013, CC Power entered into an Entrusted Management Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Power agreed to provide, and Jifu agreed to accept, exclusive management services provided by CC Power. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Jifu. Jifu will pay a service fee to CC Power on a quarterly basis, which fee will be a percentage of Jifu’s total operational income. The Entrusted Management Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Power.

Technical Services Agreement

Effective on May 7, 2013, CC Power entered into a Technical Services Agreement with Jifu and the Jifu Shareholders, pursuant to which CC power agreed to provide, and Jifu agreed to accept, exclusive technical services provided by CC Power. Such technical services include but are not limited to software services, computer systems services, data analysis, training and other technical services. Jifu will pay a service fee to CC Power on a quarterly basis, which fee shall be a percentage of Jifu’s total operational income. The Technical Service Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Power.

Exclusive Purchase Option Agreement

Effective on May 7, 2013, CC Power entered into an Exclusive Purchase Option Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders granted CC Power an irrevocable and exclusive purchase option to acquire all of Jifu’s equity and/or assets at a nominal consideration. CC Power may exercise the purchase option at any time. Until CC Power has exercised its purchase option, Jifu is required to conduct its business in accordance with certain covenants as further described in the Exclusive Purchase Option Agreement.

Loan Agreement

Effective on May 7, 2013, CC Power entered into a Loan Agreement with the Jifu Shareholders, pursuant to which CC Power agreed to lend RMB 3,000,000 to the Jifu Shareholders, to be used solely for the operations of Jifu. The loan is interest free, unless the deemed value of the consideration for the equity purchase of Jifu or asset purchase of Jifu under the Exclusive Purchase Option Agreement is higher than the principal amount of the loan, in which case the excess will be deemed to be interest on the loan.

Equity Pledge Agreement

Effective on May 7, 2013, CC Power entered into an Equity Pledge Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders pledged all of their equity interests in Jifu, including the proceeds thereof, to guarantee all of CC Power’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of the Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Power’s prior consent. The Jifu Shareholders covenant to CC Power that among other things, they will only appoint/elect candidates for the board of directors of Jifu and supervisor office of Jifu that were nominated by CC Power.

The foregoing descriptions of the Agreement, the Entrusted Management Agreement, the Technical Services Agreement, the Exclusive Purchase Option Agreement, the Loan Agreement and the Equity Pledge Agreement (collectively, the “Transaction Documents”) are qualified in their entirety by reference to the full texts of the Transaction Documents, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K related to the Agreement is incorporated by reference into this Item 2.01.

As of the date of the Agreement, there were no material relationships between the Company, Jifu or the Jifu Shareholders or between the Company, Jifu or the Jifu Shareholders’ respective affiliates, directors, or officers or associates thereof, other than in respect of the Agreement.

Item 3.02               Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K related to the Agreement is incorporated by reference into this Item 3.02.

Pursuant to the Agreement, the Company issued the Shares to the Jifu Shareholders and Mr. Luo, in their respective amounts as set forth in the Agreement.

None of the Shares were registered under the Securities Act or under the securities laws of any state in the United States. The issuance of the common stock to the Jifu Shareholders pursuant to the Agreement was exempt from registration in reliance upon Regulation S of the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by each of the Jifu Shareholders. The Shares may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The audited financial statements of Jifu required pursuant to this Item 9.01(a) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required pursuant to this Item 9.01(b) will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)           Exhibits.

Exhibit	Name

2.1	Stock Purchase Agreement, dated May 7, 2013, by and among the Company, CC Power, Jifu, the Jifu Shareholders and Hui Luo

10.1	Entrusted Management Agreement, dated May 7, 2013, by and among CC Power, Jifu and the Jifu Shareholders

10.2	Technical Services Agreement, dated May 7, 2013, by and among CC Power, Jifu and the Jifu Shareholders

10.3	Exclusive Purchase Option Agreement, dated May 7, 2013, by and among CC Power, Jifu and the Jifu Shareholders

10.4	Loan Agreement, dated May 7, 2013, by and between CC Power and the Jifu Shareholders

10.5	Equity Pledge Agreement, dated May 7, 2013, by and among CC Power, Jifu and the Jifu Shareholders

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: May 13, 2013	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer